EXHIBIT 31.4

Certification of Principal Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Paul McBarron, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the three months ended June 30, 2022 of Cyclacel Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 16, 2022

/s/ Paul McBarron
Paul McBarron
Chief Operating Officer, Chief Financial Officer and Executive Vice President, Finance
(Principal Financial Officer)